EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-64493, 333-124030, 333-124031, 333-151024, and 333-207229 on Form S-8 of CSP, Inc. and Subsidiaries of our report dated January 13, 2017, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of CSP, Inc. and Subsidiaries for the year ended September 30, 2016.

/s/ RSM US LLP

Boston, Massachusetts
January 13, 2017